--------------------------------------------------------------------------------


                                     CYGNUS, INC.


                   AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                          Page

     1.   DEFINITIONS AND CONSTRUCTION . . . . . . . . . . . . . . . . . .  1
          1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . .  1
          1.2  Accounting Terms. . . . . . . . . . . . . . . . . . . . . .  8

     2.   LOAN AND TERMS OF PAYMENT. . . . . . . . . . . . . . . . . . . .  8
          2.1  Term Loan . . . . . . . . . . . . . . . . . . . . . . . . .  8
          2.2  Interest Rate Protection. . . . . . . . . . . . . . . . . .  9
          2.3  Interest Rates, Payments, and Calculations. . . . . . . . . 10
          2.4  Crediting Payments. . . . . . . . . . . . . . . . . . . . . 11
          2.5  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
          2.6  Additional Costs. . . . . . . . . . . . . . . . . . . . . . 12
          2.7  Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

     3.   CONDITIONS OF LOANS. . . . . . . . . . . . . . . . . . . . . . . 12
          3.1  Conditions Precedent to Advance . . . . . . . . . . . . . . 12

     4.   CREATION OF SECURITY INTEREST. . . . . . . . . . . . . . . . . . 13
          4.1  Grant of Security Interest. . . . . . . . . . . . . . . . . 13
          4.2  Delivery of Additional Documentation Required . . . . . . . 13
          4.3  Right to Inspect. . . . . . . . . . . . . . . . . . . . . . 13

     5.   REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . 14
          5.1  Due Organization and Qualification. . . . . . . . . . . . . 14
          5.2  Due Authorization; No Conflict. . . . . . . . . . . . . . . 14
          5.3  No Prior Encumbrances . . . . . . . . . . . . . . . . . . . 14
          5.4  Bona Fide Accounts. . . . . . . . . . . . . . . . . . . . . 14
          5.5  Merchantable Inventory. . . . . . . . . . . . . . . . . . . 14
          5.6  Intellectual Property . . . . . . . . . . . . . . . . . . . 14
          5.7  Name; Location of Chief Executive Office. . . . . . . . . . 15
          5.8  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 15
          5.9  No Material Adverse Change in Financial Statements. . . . . 15
          5.10 Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . 15
          5.11 Regulatory Compliance . . . . . . . . . . . . . . . . . . . 15
          5.12 Environmental Condition . . . . . . . . . . . . . . . . . . 15
          5.13 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
          5.14 Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . 16
          5.15 Government Consents . . . . . . . . . . . . . . . . . . . . 16
          5.16 Full Disclosure . . . . . . . . . . . . . . . . . . . . . . 16

     6.   AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . 16
          6.1  Good Standing . . . . . . . . . . . . . . . . . . . . . . . 16
          6.2  Government Compliance . . . . . . . . . . . . . . . . . . . 16
          6.3  Adverse Information . . . . . . . . . . . . . . . . . . . . 17

          6.4    Financial Statements, Reports, Certificates . . . . . . . 17
          6.5    Inventory; Returns. . . . . . . . . . . . . . . . . . . . 17
          6.6    Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 17
          6.7    Insurance . . . . . . . . . . . . . . . . . . . . . . . . 18
          6.8    Principal Depository. . . . . . . . . . . . . . . . . . . 18
          6.9    Adjusted Total Liabilities-Net Worth Ratio. . . . . . . . 18
          6.10   Tangible Net Worth. . . . . . . . . . . . . . . . . . . . 18
          6.11   Minimum Liquidity and Debt Service Coverage.. . . . . . . 18
          6.12   Registration of Intellectual Property Rights. . . . . . . 19
          6.13   Further Assurances. . . . . . . . . . . . . . . . . . . . 19

     7.   NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . 19
          7.1    Dispositions. . . . . . . . . . . . . . . . . . . . . . . 19
          7.2    Change in Business. . . . . . . . . . . . . . . . . . . . 19
          7.3    Mergers or Acquisitions . . . . . . . . . . . . . . . . . 20
          7.4    Indebtedness. . . . . . . . . . . . . . . . . . . . . . . 20
          7.5    Encumbrances. . . . . . . . . . . . . . . . . . . . . . . 20
          7.6    Distributions . . . . . . . . . . . . . . . . . . . . . . 20
          7.7    Investments . . . . . . . . . . . . . . . . . . . . . . . 20
          7.8    Transactions with Affiliates. . . . . . . . . . . . . . . 20
          7.9    Intellectual Property Agreements. . . . . . . . . . . . . 20
          7.10   Subordinated Debt . . . . . . . . . . . . . . . . . . . . 20
          7.11   Inventory . . . . . . . . . . . . . . . . . . . . . . . . 20
          7.12   Compliance. . . . . . . . . . . . . . . . . . . . . . . . 20

     8.   EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . 21
          8.1    Payment Default . . . . . . . . . . . . . . . . . . . . . 21
          8.2    Covenant Default. . . . . . . . . . . . . . . . . . . . . 21
          8.3    Material Adverse Change . . . . . . . . . . . . . . . . . 21
          8.4    Attachment. . . . . . . . . . . . . . . . . . . . . . . . 21
          8.5    Insolvency. . . . . . . . . . . . . . . . . . . . . . . . 22
          8.6    Other Agreements. . . . . . . . . . . . . . . . . . . . . 22
          8.7    Subordinated Debt . . . . . . . . . . . . . . . . . . . . 22
          8.8    Adverse Legal Action/Judgments. . . . . . . . . . . . . . 22
          8.9    Misrepresentations. . . . . . . . . . . . . . . . . . . . 22
          8.10   Change of Control . . . . . . . . . . . . . . . . . . . . 22

     9.   BANK'S RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . . . 22
          9.1    Rights and Remedies . . . . . . . . . . . . . . . . . . . 22
          9.2    Power of Attorney . . . . . . . . . . . . . . . . . . . . 23
          9.3    Accounts Collection.. . . . . . . . . . . . . . . . . . . 24
          9.4    Bank Expenses . . . . . . . . . . . . . . . . . . . . . . 24
          9.5    Bank's Liability for Collateral . . . . . . . . . . . . . 24
          9.6    Remedies Cumulative . . . . . . . . . . . . . . . . . . . 24
          9.7    Demand; Protest . . . . . . . . . . . . . . . . . . . . . 24

     10.  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

     11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER . . . . . . . . . . . 25

     12.  GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . 25
          12.1   Successors and Assigns. . . . . . . . . . . . . . . . . . 25
          12.2   Indemnification . . . . . . . . . . . . . . . . . . . . . 26
          12.3   Time of Essence . . . . . . . . . . . . . . . . . . . . . 26
          12.4   Severability of Provisions. . . . . . . . . . . . . . . . 26
          12.5   Amendments in Writing, Integration. . . . . . . . . . . . 26
          12.6   Amendments in Writing, Integration. . . . . . . . . . . . 26
          12.7   Counterparts. . . . . . . . . . . . . . . . . . . . . . . 26
          12.8   Survival. . . . . . . . . . . . . . . . . . . . . . . . . 26
          12.9   Confidentiality . . . . . . . . . . . . . . . . . . . . . 27
          12.10  Effect of Amendment and Restatement.  . . . . . . . . . . 27

    This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is entered into as of April 30, 1998, by and between SILICON VALLEY BANK ("Bank") and CYGNUS, INC. ("Borrower").


                                       RECITALS

     A. Borrower and Bank are parties to that certain Loan and Security Agreement, dated as of December 9, 1994 and the Loan and Security Agreement dated as of June 24, 1996, each as amended from time to time, including, without limitation by the Assumption and Loan Modification Agreement dated as of October 30, 1997, the Loan Modification Agreement dated as of January 2, 1998, and the Loan Modification Agreement dated as of February 9, 1998 (collectively, and as may have been further amended, the "Original Loan Documents").

     B. Borrower and Bank wish to amend and restate the terms of the Original Loan Documents as stated herein. This Agreement sets forth the terms on which Bank will loan money to Borrower and Borrower will repay the amounts owing to Bank.


                                      AGREEMENT

     The parties agree as follows:

     1.   DEFINITIONS AND CONSTRUCTION

          1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

               "Accounts" means all presently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including, without limitation, the licensing of software and other technology) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing.

               "Advance" or "Advances" means cash advances under the First Term Loan Facility and the Second Term Loan Facility.

               "Affiliate" means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person's senior executive officers, directors and partners.

               "Bank Expenses" means all: reasonable costs or expenses (including reasonable attorneys' fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; and Bank's reasonable attorneys' fees and expenses incurred in amending, enforcing or defending the Loan Documents, whether or not suit is brought.

               "Borrower's Books" means all of Borrower's books and records including: ledgers; records concerning Borrower's assets or liabilities, the Collateral, business operations or financial condition; and all computer programs, or tape files, and the equipment, containing such information.

               "Business Day" means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

               "Closing Date" means the date of this Agreement.

               "Code" means the California Uniform Commercial Code.

               "Collateral" means the property described on EXHIBIT A attached hereto.

               "Committed Loan Amount" means Ten Million Dollars ($10,000,000).

               "Contingent Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term "Contingent Obligation" shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement.

               "Copyrights" means any and all copyright rights, copyright applications, copyright registrations and like protections in each work or authorship and derivative work thereof, whether published or unpublished and whether or not the same also constitutes a trade secret, now or hereafter existing, created, acquired or held.

               "Daily Balance" means the amount of the Obligations owed at the end of a given day.

               "Debt Service Coverage" means, as measured quarterly as of the last day of each fiscal quarter of Borrower (unless measured monthly in accordance with Section 6.11 herein), on a consolidated basis determined in accordance with GAAP, the ratio of (a) an amount equal to the sum of (i) net income, PLUS (ii) depreciation, amortization of intangible assets and other non-cash charges to income, and (iii) accrued interest, to (b) an amount equal to the sum of all scheduled repayments for such quarter (or month, as applicable), including accrued interest, and mandatory prepayments of principal on account of long-term Debt.

               "Equipment" means all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which Borrower has any interest.

               "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

               "FDA" means the Food and Drug Administration of the United States government, and any successor regulatory body.

               "First Term Loan Facility" means the facility under which Borrower may request cash advances as specified in Section 2.1 (a).

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "GMP" has the meaning set forth in Section 6.2.

               "Indebtedness" means (a) all indebtedness for borrowed money or the deferred purchase price of property or services, including without limitation reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations and (d) all Contingent Obligations.

               "Insolvency Proceeding" means any proceeding commenced by or against any person or entity under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

               "Intellectual Property Collateral" means any and all right, title and interest of Borrower in the proceeds of the following:

               (a)  Copyrights, Trademarks and Patents;

               (b) Any and all trade secrets, and any and all intellectual property rights in computer software and computer software products now or hereafter existing, created, acquired or held;

               (c) Any and all design rights which may be available to Borrower now or hereafter existing, created, acquired or held;

               (d) Any and all claims for damages by way of past, present and future infringement of any of the rights included above, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the intellectual property rights identified above;

               (e) All licenses or other rights to use any of the Copyrights, Patents or Trademarks, and all license fees and royalties arising from such use to the extent permitted by such license or rights;

               (f) All amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

               (g) All proceeds and products of the foregoing, including without limitation all payments under insurance or any indemnity or warranty payable in respect of any of the foregoing.

               "Inventory" means all present and future inventory in which Borrower has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or at any time hereafter owned by or in the custody or possession, actual or constructive, of Borrower, including such inventory as is temporarily out of its custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing.

               "Investment" means any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

               "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

               "Lien" means any mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

               "Liquidity" means, at any date of determination, the sum of Borrower's cash, cash equivalents, and short term investments, less any cash and cash equivalent balances that are held in a sinking fund for the retirement of debt or capital stock or that are held in pledge for another creditor.

               "Loan Documents" means, collectively, this Agreement, any note or notes executed by Borrower, and any other agreement entered into between Borrower and Bank in connection with this Agreement, all as amended or extended from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business operations or condition (financial or otherwise) of Borrower and its Subsidiaries taken as a whole or (ii) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents.

               "Maturity Date" means October 29, 2001.

               "Negotiable Collateral" means all of Borrower's present and future letters of credit of which it is a beneficiary, notes, drafts, instruments, securities, documents of title, and chattel paper, and Borrower's Books relating to any of the foregoing.

               "Net Cash Losses" means, with respect to any date of determination, determined on a consolidated basis in accordance with GAAP for Borrower and its consolidated Subsidiaries, the reduction in cash from operations (excluding non-recurring charges) during the three months prior to such date of determination or if the date of determination is the last day of a fiscal quarter, during the fiscal quarter then ending (or, if monthly reporting is required pursuant to Section 6.4(c), during the three fiscal months ending prior to such date of determination).

               "Obligations" means all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other agreement, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding and including any debt, liability, or obligation owing from Borrower to others that Bank may have obtained by assignment or otherwise.

               "Patents" means all patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

               "Payment Date" means the twenty-ninth (29th) calendar day of each month during the term of this Agreement.

               "Periodic Payments" means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of any instrument, or agreement now or hereafter in existence between Borrower and Bank.

               "Permitted Indebtedness" means:

               (a) Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document;

               (b) Indebtedness existing on the date of this Agreement and disclosed in the Schedule;

               (c) Indebtedness to trade creditors incurred in the ordinary course of business;

               (d)  Subordinated Debt;

               (e) Indebtedness of Borrower to any Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of Borrower (provided that the primary obligations are not prohibited hereby); Indebtedness of any Subsidiary to any other Subsidiary and Contingent Obligations of any Subsidiary with respect to obligations of any other Subsidiary (provided that the primary obligations are not prohibited hereby); and Contingent Obligations of the Borrower as a guarantor for obligations of its Subsidiaries that (i) are existing on the date of this Agreement, or (ii) have been approved by Bank in writing;

               (f)  Indebtedness secured by Permitted Liens;

               (g) Capital leases or indebtedness incurred solely to purchase equipment which is secured in accordance with clause (c) of "Permitted Liens" below and is not in excess of the lesser of the purchase price of such equipment or the fair market value of such equipment on the date of acquisition; and

               (h) Extensions, refinancings, modifications, amendments and restatements of any of items of Permitted Indebtedness (a) through (g) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.

               "Permitted Investment" means:

               (a) Investments existing on the Date of this Agreement disclosed in the Schedule; and

               (b) (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof,
(ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and
(iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank, and (iv) any Investments permitted by Borrower's investment policy, as amended from time to time, provided that such investment policy (any such amendment thereto) has been approved by Bank;

               (c) Investments consisting of the endorsement of negotiable instrument for deposit or collection or similar transactions in the ordinary course of business;

               (d) Investments accepted in connection with Transfers permitted by Section 7.1;

               (e) Investments (whether consisting of the purchase of securities, loans, capital contribution, or otherwise) of Borrower in Subsidiaries and of Subsidiaries in or to other Subsidiaries or in Borrower;

               (f) Investments consisting of (i) compensation of employees, officers and directors of Borrower or its Subsidiaries so long as the Board of Directors of Borrower determines that such compensation is in the best interests of Borrower, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, and (iii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrower's Board of Directors;

               (g) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

               (h) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (i) shall not apply to Investments by Borrower in any Subsidiary;

               (i)  Investments constituting acquisitions permitted under
Section 7.3; and

               (j) Deposit accounts of Borrower in which Bank has a Lien prior to any other Lien.

               "Permitted Liens" means the following:

               (a) Any Liens existing on the date of this Agreement and disclosed in the Schedule or arising under this Agreement or the other Loan Documents;

               (b) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, PROVIDED the same have no priority over any of Bank's security interests;

               (c) Liens (i) upon or in any equipment acquired or held by Borrower or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (ii) existing on such equipment at the time of its acquisition, PROVIDED that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

               (d) Liens on Equipment leased by Borrower or any Subsidiary pursuant to an operating or capital lease in the ordinary course of business (including proceeds thereof and accessions thereto) incurred solely for the purpose of financing the lease of such Equipment (including Liens pursuant to leases permitted pursuant to Section 7.1 and Liens referred to in UCC financing statements regarding leases permitted by this Agreement);

               (e) Leases or subleases and license and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and its Subsidiaries taken as a whole, and any interest or title of a lessor, licensor or under any lease or license;

               (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.8;

               (g) Easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect;

               (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

               (i) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (a), (c), (d), (e) and (f) above, PROVIDED that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; and

               (j) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums.

               "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

               "Prime Rate" means the variable rate of interest, per annum, most recently announced by Bank, as its "prime rate," whether or not such announced rate is the lowest rate available from Bank.

               "Remaining Months Liquidity" means, at the end of each fiscal quarter, or if monthly reporting is required pursuant to Section 6.4(c), as at the end of each fiscal month, the ratio of (i) Liquidity at such time to
(ii) the monthly average of Net Cash Losses.

               "Responsible Officer" means each of the Chief Executive Officer, the Chief Financial Officer and the Director of Finance of Borrower.

               "Schedule" means the schedule of exceptions attached hereto, if any.

               "Second Term Loan Facility" means the facility under which Borrower may request cash advances as specified in Section 2.1 (b).

               "Subordinated Debt" means any debt incurred by Borrower that is subordinated to the debt owing by Borrower to Bank on terms acceptable to Bank (and identified as being such by Borrower and Bank).

               "Subsidiary" means any corporation or partnership in which
(i) any general partnership interest or (ii) more than 50% of the stock of which by the terms thereof ordinary voting power to elect the Board of Directors, managers or trustees of the entity shall, at the time as of which any determination is being made, be owned by Borrower, either directly or through an Affiliate.

               "Tangible Net Worth" means at any date as of which the amount thereof shall be determined, the consolidated total assets of Borrower and its Subsidiaries MINUS, without duplication, (i) the sum of any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) all reserves not already deducted from assets, AND (ii) Total Liabilities.

               "Total Liabilities" means at any date as of which the amount thereof shall be determined, all obligations that should, in accordance with GAAP be classified as liabilities on the consolidated balance sheet of Borrower, including in any event all Indebtedness, but specifically excluding Subordinated Debt, except as amended in Section 6.9 below.

               "Trademarks" means any trademark and servicemark rights, whether registered or not, applications to register and registrations of the same and like protections, and the entire goodwill of the business of Assignor connected with and symbolized by such trademarks.

               "Unrestricted Cash Reserves" means, at any time of determination, the sum of Borrower's (i) cash balance of deposit accounts and investment accounts, PLUS (ii) market value of all readily marketable securities beneficially owned by Borrower, MINUS (iii) cash value of any certificates of deposit or securities encumbered and/or restricted by any Bank or any other Persons.

          1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms "financial statements" shall include the notes and schedules thereto.

     2.   LOAN AND TERMS OF PAYMENT

          2.1  TERM LOANS.

               (a) FIRST TERM LOAN FACILITY. Borrower acknowledges that Borrower has certain outstanding Obligations under the Original Loan Documents. Subject to and upon the terms and conditions of this Agreement, Bank agrees to make an Advance to Borrower as of the Closing Date, in an aggregate principal amount of the outstanding Obligations under the Original Loan Documents, which Advance shall be used to repay the outstanding Obligations under the Original Loan Documents; PROVIDED, HOWEVER, that Borrower shall repay such Advance in accordance with the terms of this Agreement; PROVIDED, FURTHER, that the amount of outstanding Obligations under the First Term Loan Facility and the Second Term Loan Facility do not exceed, in the aggregate, the Committed Loan Amount. Amounts borrowed pursuant to this Section 2.1(a) may not be reborrowed once repaid.
               (b) SECOND TERM LOAN FACILITY. Subject to and upon the terms and conditions of this Agreement, Bank agrees, at any time from the date of this Agreement through April 29, 1999, to make Advances to Borrower in an aggregate principal amount not to exceed the Committed Loan Amount LESS the outstanding Obligations under the First Term Loan Facility as determined on the Closing Date. Amounts borrowed pursuant to this Section 2.1 (b) may not be reborrowed once repaid.

               (c) PROCEDURES. Whenever Borrower desires an Advance, Borrower shall notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, one (1) Business Day before the day on which the Advance is requested to be made. Each such notification shall be promptly confirmed by a Payment/Advance Form in substantially the form of EXHIBIT B hereto and signed by a Responsible Officer. Bank is authorized to make Advances under this Agreement, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Advances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank will credit the amount of Advances made under this Section 2.1 to Borrower's deposit account.

               (d) INTEREST AND PRINCIPAL. Interest shall accrue from the date of each Advance at the rate specified in Section 2.3(a), and shall be payable monthly on the Payment Date for each month through the month in which the Maturity Date falls. Bank shall, at its option, charge such interest, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts, including account number _____________ against the First Term Facility or against the Second Term Facility, in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.


               (d) MATURITY. The First Term Facility and the Second Term Facility shall terminate on the Maturity Date, at which time all Obligations owing under this Section 2.1 shall be immediately due and payable.

          2.2 INTEREST RATE PROTECTION. Subject to the terms and condition of this Agreement, Borrower may prepay the Advances, in whole or in part, only upon payment in full of (i) all accrued but unpaid interest and all outstanding obligations hereunder (or, if partial prepayment, an applicable or proportionate amount of such obligations), and (ii), if Borrower has elected the fixed rate option set forth in Section 2.3(a), a fee as shall be determined by Bank in its reasonable discretion to provide for interest rate protection in the event the fixed interest rate set forth in Section 2.3(a) is higher than the then current fixed rate for the Advances.

          2.3  INTEREST RATES, PAYMENTS, AND CALCULATIONS.

               (a)  INTEREST RATE.  Except as set forth in Section 2.3(b):

                    (i) ADVANCE UNDER THE FIRST TERM LOAN FACILITY. From and after the Closing Date through October 29, 1998, the Advance under the First Term Loan Facility shall bear interest, on the average daily balance thereof, at a rate equal to one-half of one (1) percentage point above the Prime Rate. From and after October 30, 1998 through the Maturity Date, the Advance under the First Term Loan Facility shall bear interest, on the average daily balance thereof, at a rate equal to, at Borrower's election, either (i) one-half of one
(1) percentage point above the Prime Rate; or (ii) three and one-half (3.5) percentage points above the yield of the 42 month Treasury Note as reported in the Western edition of THE WALL STREET JOURNAL, which rate shall be fixed at the time of Borrower's election. Borrower shall give written notice to Bank of its interest rate election no later than October 28, 1998, of its interest rate election hereunder. If Borrower fails to give such notice, then the applicable rate shall be the 42 month Treasury Note fixed rate described herein.

                    (ii)      ADVANCES UNDER THE SECOND TERM LOAN FACILITY.
From and after the Closing Date through April 29, 1999, the Advances under the Second Term Loan Facility shall bear interest, on the average daily balance thereof, at a rate equal to one-half of one (1) percentage point above the Prime Rate. From and after April 30, 1999 through the Maturity Date, the Advances under the Second Term Loan Facility shall bear interest, on the average daily balance thereof, at a rate equal to, at Borrower's election, either (i) one-half of one (1) percentage point above the Prime Rate; or (ii) three and one-half (3.5) percentage points above the yield of the 42 month Treasury Note as reported in the Western edition of THE WALL STREET JOURNAL, which rate shall be fixed at the time of Borrower's election. Borrower shall give written notice to Bank of its interest rate election no later than April 28, 1999, of its interest rate election hereunder. If Borrower fails to give such notice, then the applicable rate shall be the 42 month Treasury Note fixed rate described herein.

               (b) DEFAULT RATE. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to five (5) percentage points above the interest rate applicable immediately prior to the occurrence of the Event of Default.

               (c) PAYMENTS. Interest hereunder shall be due and payable on the Payment Date of each month during the term hereof. Borrower shall make payments of principal and interest, as follows:

                    (i) FIRST TERM LOAN FACILITY. Borrower shall make payments on the Advance under the First Term Loan Facility, as follows: (i) beginning on November 29, 1998, and continuing on the Payment Date of each calendar month for each of the twenty-four (24) months thereafter, Borrower shall make a payment of principal and interest to Bank in equal monthly installments totalling fifty percent (50%) of the outstanding Obligations under the First Term Loan Facility, and (ii) beginning on November 29, 2000, and continuing on the Payment Date of each calendar month for each of the twelve (12) months thereafter through the Maturity Date, Borrower shall make a payment of principal and interest to Bank in equal monthly installments totalling the remaining balance of the outstanding Obligations under the First Term Loan Facility. Bank shall, at its option, charge such interest, principal, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts, including Account Number ______________ in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

                    (ii) SECOND TERM LOAN FACILITY. Borrower shall make payments on the Advances under the Second Term Loan Facility, as follows: (i) beginning on May 29, 1999, and continuing on the Payment Date of each calendar month for each of the eighteen (18) months thereafter, Borrower shall make a payment of principal and interest to Bank in equal monthly installments totalling fifty percent (50%) of the outstanding Obligations under the Second Term Loan Facility, and (ii) beginning on November 29, 2000, and continuing on the Payment Date of each calendar month for each of the twelve (12) months thereafter through the Maturity Date, Borrower shall make a payment of principal and interest to Bank in equal monthly installments totalling the remaining balance of the outstanding Obligations under the Second Term Loan Facility. Bank shall, at its option, charge such interest, principal, all Bank Expenses, and all Periodic Payments against any of Borrower's deposit accounts, including Account Number __________________ in which case those amounts shall thereafter accrue interest at the rate then applicable hereunder. Any interest not paid when due shall be compounded by becoming a part of the Obligations, and such interest shall thereafter accrue interest at the rate then applicable hereunder.

               (d) COMPUTATION. In the event the Prime Rate is changed from time to time hereafter, the applicable rate of interest hereunder shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable under the Loan Documents shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed. Notwithstanding the foregoing, this Section 2.3(d) shall not apply in the event the Borrower elects the fixed rate option as set forth in Section 2.3(a).

          2.4 CREDITING PAYMENTS. Prior to the occurrence and during the continuance of an Event of Default, Bank shall credit a wire transfer of funds, check or other item of payment to such deposit account or Obligation as Borrower specifies. After the occurrence and during the continuance of an Event of Default, the receipt by Bank of any wire transfer of funds, check, or other similar item for the purpose of payment of Obligations shall be immediately applied to conditionally reduce Obligations, but shall not be considered a payment on account unless such payment is of immediately available federal funds or unless and until such check or other item of payment is honored when presented for payment. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon California time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension.

          2.5  FEES.  Borrower shall pay to Bank the following:

               (a) FACILITY FEE. A Facility Fee equal to (i) Thirty-Eight Thousand Dollars ($38,000) for the First Term Loan Facility, which fee shall be due and payable on the date of this Agreement, shall be fully earned and non-refundable, and (ii) a Facility Fee in the amount of three-quarters of one (.75) percentage point of the Advances available to be borrowed under the Second Term Loan Facility as of the Closing Date, which amount shall be the Committed Loan Amount LESS the Advance under the First Term Loan Facility, fifty percent (50%) of which fee shall be due and payable on the date of this Agreement, and shall be fully earned and non-refundable, and the remaining fifty percent (50%) of which fee shall be due and payable on October 29, 1998, and shall be fully earned and non-refundable;

               (b) FINANCIAL EXAMINATION AND APPRAISAL FEES. Bank's customary fees and out-of-pocket expenses for Bank's audits of Borrower's Accounts, and for each appraisal of Collateral and financial analysis and examination of Borrower performed from time to time by Bank or its agents; and

               (c) BANK EXPENSES. Upon the date hereof, all Bank Expenses incurred through the Closing Date, including reasonable attorneys' fees and expenses, and, after the date hereof, all Bank Expenses, including reasonable attorneys' fees and expenses, as and when they become due.

          2.6 ADDITIONAL COSTS. In case any change in any law, regulation, treaty or official directive or the interpretation or application thereof by any court or any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law), in each case after the date of this Agreement:

               (a) subjects Bank to any tax with respect to payments of principal or interest or any other amounts payable hereunder by Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof);

               (b) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, Bank; or

               (c) imposes upon Bank any other condition with respect to its performance under this Agreement,

and the result of any of the foregoing is to increase the cost to Bank, reduce the income receivable by Bank or impose any expense upon Bank with respect to any loans, Bank shall notify Borrower thereof. Borrower agrees to pay to Bank the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by Bank of a statement of the amount and setting forth Bank's calculation thereof, all in reasonable detail which statement shall be deemed true and correct absent manifest error; PROVIDED, HOWEVER, that Borrower shall not be liable for any such amount attributable to any period prior to the date one hundred and eighty (180) days prior to the date of such certificate.

          2.7 TERM. This Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date. Notwithstanding the foregoing, Bank shall have the right to terminate its obligation to make the Advance under this Agreement immediately and without notice upon the occurrence and during the continuance of an Event of Default. Notwithstanding termination, Bank's Lien on the Collateral shall remain in effect for so long as any Obligations (other than inchoate indemnity obligations) are outstanding.

     3.   CONDITIONS OF LOANS

          3.1 CONDITIONS PRECEDENT TO ADVANCE. The obligation of Bank to make the Advance is subject to the conditions precedent that:

               (a) Bank shall have received, in form and substance satisfactory to Bank, the following:

                    (i)  this Agreement;

                   (ii) a certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Agreement;

                  (iii)  an intellectual property security agreement;

                   (iv)  financing statements (Forms UCC-1);

                    (v)  insurance certificate;

                    (vi) payment of the fees and Bank Expenses then due specified in Section 2.5 hereof;

                    (vii) timely receipt of the Payment/Advance Form as provided in Section 2.1;

                    (viii) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate; and

               (b) the representations and warranties contained in Section 5 shall be true and correct in all material respects on and as of the date of the Payment/Advance Form and on the effective date of each of the Advances, and no Event of Default shall have occurred and be continuing, or would result from each of the Advances. The making of each of the Advances shall be deemed to be a representation and warranty by Borrower on the date of each of the Advances as to the accuracy of the facts referred to in this Section 3.1(b).

     4.   CREATION OF SECURITY INTEREST

          4.1 GRANT OF SECURITY INTEREST. Borrower grants and pledges to Bank a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Except as set forth in the Schedule, such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof, in each case, to the extent that a security interest in such Collateral can be perfected by the filing of a financing statement or, in the case of Collateral consisting of instruments, documents, chattel paper or certificated securities, to the extent that Bank takes possession of such Collateral. Bank agrees to execute and deliver to Borrower from time to time such Lien subordinations as Borrower may request and as are necessary to give to other lenders which finance new Equipment for Borrower a first priority security interest in the new Equipment financed so long as the Liens and the Indebtedness incurred with respect to such Equipment financing are permitted under this Agreement.

          4.2 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

          4.3 RIGHT TO INSPECT. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower's usual business hours, to inspect Borrower's Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, condition of, or any other matter relating to, the Collateral.

          4.4 REQUIREMENT FOR CASH COLLATERAL. Borrower shall pledge cash or a certificate of deposit to Bank as follows:

               (a) Upon an Event of Default (except for six (6) months Remaining Months Liquidity of Section 6.11), then Borrower shall pledge cash in the form of a certificate of deposit at Silicon Valley Bank, on terms acceptable to Bank, in an amount equal to fifty-five percent (55%) of the outstanding loan balance, at which time Borrower shall be deemed to have cured the Event of Default. Notwithstanding the foregoing, Bank shall have no obligation to release the cash pledged pursuant to this Section 4.4(a) unless and until Borrower achieves compliance with all the terms of the Loan Documents and cures such Event of Default.

               (b) If at any time the Liquidity of Borrower is less than (i) Fifteen Million Dollars ($15,000,000), or (ii) six (6) times Remaining Months Liquidity, then Borrower shall pledge cash in the form of a certificate of deposit at Silicon Valley Bank, on terms acceptable to Bank, in an amount equal to one hundred and five percent (105%) of the outstanding loan balance, at which time Borrower shall be deemed to have cured the Event of Default. Notwithstanding the foregoing, Bank shall have no obligation to release the cash pledged pursuant to this Section 4.4(b) unless and until Borrower achieves compliance with all the terms of the Loan Documents and cures such Event of Default.

     5.   REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants as follows:

          5.1 DUE ORGANIZATION AND QUALIFICATION. Borrower and each Subsidiary is a corporation duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified, except to the extent that failure to so qualify would not have a Material Adverse Effect on the Borrower.

          5.2 DUE AUTHORIZATION; NO CONFLICT. The execution, delivery, and performance of the Loan Documents are within Borrower's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Borrower's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Borrower is a party or by which Borrower is bound except to the extent that certain intellectual property agreements prohibit the assignment of the rights thereunder to a third party without the Borrower's or other party's consent and the Loan Documents constitute an assignment. Borrower is not in default under any agreement to which it is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

          5.3 NO PRIOR ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens, except for Permitted Liens.

          5.4 BONA FIDE ACCOUNTS. The Accounts are bona fide existing obligations. The property giving rise to such Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor.

          5.5 MERCHANTABLE INVENTORY. All Inventory, net of reserves in accordance with GAAP, is in all material respects of good and marketable quality, free from all material defects.

          5.6 INTELLECTUAL PROPERTY. Borrower is the sole owner of the Intellectual Property Collateral, except for non-exclusive licenses granted by Borrower to its customers in the ordinary course of business. Each of the Patents is valid and enforceable, and no part of the Intellectual Property Collateral has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property Collateral violates the rights of any third party. Except for and upon the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks and the Register of Copyrights with respect to the Copyrights necessary to perfect the security interests created hereunder, and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any United States governmental authority or United States regulatory body is required either (i) for the grant by Borrower of the security interest granted hereby or for the execution, delivery or performance of Loan Documents by Borrower in the United States or (ii) for the perfection in the United States or the exercise by Bank of its rights and remedies hereunder.

          5.7 NAME; LOCATION OF CHIEF EXECUTIVE OFFICE. Except as disclosed in the Schedule, Borrower has not done business under any name other than that specified on the signature page hereof. The chief executive office of Borrower is located at the address indicated in Section 10 hereof.

          5.8 LITIGATION. Except as set forth in the Schedule, there are no actions or proceedings pending by or against Borrower or any Subsidiary before any court or administrative agency in which an adverse decision could have a Material Adverse Effect or a material adverse effect on Borrower's interest or Bank's security interest in the Collateral. Borrower does not have knowledge of any such pending or threatened actions or proceedings.

          5.9 NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS. All consolidated financial statements related to Borrower and any Subsidiary that have been delivered by Borrower to Bank fairly present in all material respects Borrower's consolidated financial condition as of the date thereof and Borrower's consolidated results of operations for the period then ended. There has not been a material adverse change in the consolidated financial condition of Borrower since the date of the most recent of such financial statements submitted to Bank.

          5.10 SOLVENCY. The fair saleable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrower is not left with unreasonably small capital after the transactions contemplated by this Agreement; and Borrower and each Guarantor are able to pay their respective debts (including trade debts) as they mature.

          5.11 REGULATORY COMPLIANCE. Borrower and each Subsidiary has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. No event has occurred resulting from Borrower's failure to comply with ERISA that is reasonably likely to result in Borrower's incurring any liability that could have a Material Adverse Effect. Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of the important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act and Borrower has not violated any statutes, laws, ordinances or rules applicable to it, noncompliance with or which violation of which could have a Material Adverse Effect.

          5.12 ENVIRONMENTAL CONDITION. None of Borrower's or any Subsidiary's properties or assets has ever been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower's knowledge, none of Borrower's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned by Borrower or any Subsidiary; and neither Borrower nor any Subsidiary has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

          5.13 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns required to be filed, and has paid, or has made adequate provision for the payment of, all taxes reflected therein, except for taxes the amount or validity of which the Borrower is contesting in good faith by appropriate proceedings and with respect to which the Borrower has taken adequate reserves in accordance with GAAP.

          5.14 SUBSIDIARIES. Borrower does not own any stock, partnership interest or other equity securities of any Person, except for Permitted Investments.

          5.15 GOVERNMENT CONSENTS. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for the continued operation of Borrower's business as currently conducted. Except as disclosed in writing to Bank, Borrower has not been denied an Investigational New Drug status nor has any application for New Drug Approval been denied, nor has Borrower received any information indicating that the FDA is unlikely to issue an approval letter in response to such application for any products material to Borrower's business.

          5.16 FULL DISCLOSURE. No representation, warranty or other statement made by Borrower in any certificate or written statement furnished to Bank contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such certificates or statements not misleading.

     6.   AFFIRMATIVE COVENANTS

          Borrower covenants and agrees that, until payment in full of all outstanding Obligations, and for so long as Bank may have any commitment to make an Advance hereunder, Borrower shall do all of the following:

          6.1 GOOD STANDING. Borrower shall maintain its and each of its Subsidiaries' corporate existence and good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a Material Adverse Effect. Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, to the extent consistent with prudent management of Borrower's business, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

          6.2  GOVERNMENT COMPLIANCE.

               (a) ERISA. Borrower shall meet, and shall cause each Subsidiary to meet, the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA.

               (b) FDA. To the extent required by law, Borrower shall cause its, and each of its Subsidiaries', manufacturing and quality control to conform in all material respects to FDA Good Manufacturing Practices ("GMP") regulations and such other regulations applicable to Borrower and its Subsidiaries with respect to advertising, labeling and reporting, product testing, design, safety and labeling of products except where the failure to so conform is not reasonably likely to have a Material Adverse Effect. To the extent necessary to the conduct of its and its Subsidiaries' business, Borrower shall register, and shall cause each of its Subsidiaries to register, with the Food and Drug Branch of the California Department of Health Services and the FDA, and Borrower shall register its, and shall cause each of its Subsidiaries to register their, manufacturing facilities in accordance with GMP regulations.

               (c) STATUTORY COMPLIANCE. Borrower shall comply, and shall cause each Subsidiary to comply, with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which is reasonably likely to have a Material Adverse Effect, including without limitation, compliance in all material respects with the Federal Food, Drug, and Cosmetics Act, the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, and all other applicable federal, state and local laws, orders and regulations.

          6.3 ADVERSE INFORMATION. Borrower shall immediately notify Bank upon receipt of any information that indicates that (a) the FDA has denied, or has stated that it is likely to deny, any of Borrower's, or its Subsidiaries', Investigational New Drug Applications or New Product Application, (b) Borrower or a Subsidiary has elected not to proceed with clinical trials for any of Borrower's or Subsidiary's products for which Borrower or any Subsidiary has filed an Investigational New Drug Application with the FDA, or (c) the FDA or other governmental agency has advised Borrower that it found material deficiencies in Borrower's or a Subsidiary's compliance with applicable regulations.

          6.4  FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

               (a) Borrower shall deliver to Bank: (i) as soon as available, but in any event within ninety (90) days after the end of Borrower's fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (ii) within five (5) days upon becoming available, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Form 10-K and 10-Q filed with the Securities and Exchange Commission; (iii) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000) or more; (iv) prompt notice of any material change in the composition of the Intellectual Property Collateral, including, but not limited to, any subsequent ownership right of the Borrower in or to any Copyright, Patent or Trademark not specified in any intellectual property security agreement between Borrower and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property Collateral; and (v) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

               (b) Borrower shall deliver to Bank with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of EXHIBIT C hereto.

               (c) If at any time and during such time that Borrower's Liquidity is less than Twenty Five Million Dollars ($25,000,000), or if an Event of Default occurs and is continuing, Borrower shall deliver a company prepared consolidated balance sheet and income statement covering Borrower's consolidated operations for the relevant month, certified by a Responsible Officer and a Compliance Certificate (as referenced above) to Borrower within twenty (20) days after the last day of each calendar month. Borrower shall deliver to Bank with such monthly financial statements and Compliance Certificate a monthly liquidity and average cash burn report in a form and substance satisfactory to Bank.

          6.5 INVENTORY; RETURNS. Borrower shall keep all Inventory in good and marketable condition, free from all material defects. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than Fifty Thousand Dollars ($50,000).

          6.6 TAXES. Borrower shall make, and shall cause each Subsidiary to make, due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make, and will cause each Subsidiary to make, timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower or a Subsidiary has made such payments or deposits; provided that Borrower or a Subsidiary need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

          6.7  INSURANCE.

               (a) Borrower, at its expense, shall keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower's business is conducted on the date hereof. Borrower shall also maintain insurance relating to Borrower's ownership and use of the Collateral in amounts and of a type that are customary to businesses similar to Borrower's. Nothing herein shall be construed as requiring the Borrower to maintain credit insurance with respect to its accounts receivable.

               (b) All such policies of insurance shall be in such form, with such companies and in such amounts as reasonably satisfactory to Bank. All such policies of property insurance shall contain a lender's loss payable endorsement, in a form satisfactory to Bank, showing Bank as an additional loss payee thereof and all liability insurance policies shall show the Bank as an additional insured, and shall specify that the insurer must give at least twenty
(20) days notice to Bank before canceling its policy for any reason. Upon Bank's request, Borrower shall deliver to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any such policy shall, at the option of Bank, be payable to Bank for application to the Obligations.

          6.8 PRINCIPAL DEPOSITORY. Borrower shall maintain its principal depository and operating accounts with Bank.

          6.9 ADJUSTED TOTAL LIABILITIES-NET WORTH RATIO. Subject to the last sentence of this Section, Borrower shall maintain, (i) as of the last day of each fiscal quarter through the fiscal quarter ending December 31, 1998, a ratio of Total Liabilities (excluding long-term and short-term deferred revenue and excluding $23,000,000 in long-term debt owed to Sanofi) less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 2.00 to 1.00, (ii) as of the last day of each fiscal quarter commencing with the quarter ending March 31, 1999, through the fiscal quarter ending March 31, 2000, a ratio of Total Liabilities (excluding long-term and short-term deferred revenue and excluding $23,000,000 in long-term debt owed to Sanofi) less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 3.25 to 1.00, and
(iii) as of the last day of each fiscal quarter commencing on the fiscal quarter ending June 30, 2000, a ratio of Total Liabilities (excluding long-term and short-term deferred revenue) less Subordinated Debt to Tangible Net Worth plus Subordinated Debt of not more than 2.00 to 1.00.

          6.10 TANGIBLE NET WORTH. Subject to the last sentence of this Section, Borrower shall maintain, as of the last day of each fiscal quarter, (i) commencing on the Closing Date through the fiscal quarter ending December 31, 1998, a Tangible Net Worth of not less than Eighteen Million Dollars ($18,000,000), (ii) commencing on the fiscal quarter ending March 31, 1999 through the fiscal quarter ending March 31, 2000, a Tangible Net Worth of not less than Ten Million Dollars ($10,000,000), and (iii) commencing on the fiscal quarter ending June 30, 2000 through the term of this Agreement, a Tangible Net worth of not less than Fifteen Million Dollars ($15,000,000).

          6.11 MINIMUM LIQUIDITY AND DEBT SERVICE COVERAGE. Subject to the remainder of this Section, Borrower shall maintain, as of the last day of each of fiscal quarter, a minimum Liquidity of the greater of (a) two (2) times the amount of Obligations, OR (b) six times (6x) the average of Net Cash Losses for the immediately preceding three (3) month period. Notwithstanding the foregoing, from and after the time Borrower achieves a Debt Service Coverage for two consecutive fiscal quarters of at least 1.50 to 1.00, and for so long as Borrower maintains as of the last day of each fiscal quarter thereafter, a Debt Service Coverage of at least 1.50 to 1.00, Borrower shall not be subject to the minimum required Liquidity set forth above.

          6.12 REGISTRATION OF INTELLECTUAL PROPERTY RIGHTS.

               (a) Borrower shall register or cause to be registered (to the extent not already registered) with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those intellectual property rights listed on Exhibits A, B and C to the Intellectual Property Security Agreement delivered to Bank by Borrower in connection with this Agreement within thirty (30) days of the date of this Agreement. Borrower shall register or cause to be registered with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, those additional intellectual property rights developed or acquired by Borrower from time to time in connection with any product prior to the sale or licensing of such product to any third party, including without limitation revisions or additions to the intellectual property rights listed on such Exhibits A, B and C.

               (b) Borrower shall execute and deliver such additional instruments and documents from time to time as Bank shall reasonably request to perfect Bank's security interest in the Intellectual Property Collateral.

               (c) Borrower shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents and Copyrights, (ii) use its best efforts to detect infringements of the Trademarks, Patents and Copyrights and promptly advise Bank in writing of material infringements detected and (iii) not allow any Trademarks, Patents or Copyrights to be abandoned, forfeited or dedicated to the public without the written consent of Bank, which shall not be unreasonably withheld, unless Bank determines that reasonable business practices suggest that abandonment is appropriate.

               (d) Bank shall have the right, but not the obligation, to take, at Borrower's sole expense, any actions that Borrower is required under this
Section 6.12 to take but which Borrower fails to take, after fifteen (15) days' notice to Borrower. Borrower shall reimburse and indemnify Bank for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 6.12.

          6.13 FURTHER ASSURANCES. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement.

     7.   NEGATIVE COVENANTS

          Borrower covenants and agrees that, so long as any credit hereunder shall be available and until payment in full of the outstanding Obligations or for so long as Bank may have any commitment to make the Advance, Borrower will not do any of the following:

          7.1 DISPOSITIONS. Convey, sell, lease, transfer or otherwise dispose of (collectively, a "Transfer"), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, other than: (i) Transfers of Inventory in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries; (iii) Transfers of worn-out or obsolete Equipment or new Equipment financed by other vendors; or (iv) Transfers which constitute liquidation of Investments permitted under Section 7.7.

          7.2 CHANGE IN BUSINESS. Engage in any business, or permit any of its Subsidiaries to engage in any business, other than the businesses currently engaged in by Borrower and any business substantially similar or related thereto (or incidental thereto). Borrower will not, without thirty (30) days prior written notification to Bank, relocate its chief executive office.

          7.3 MERGERS OR ACQUISITIONS. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with or into any other business organization, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person; PROVIDED that this Section 7.3 shall not apply to (i) transactions among Subsidiaries or among Borrower and its Subsidiaries in which Borrower is the surviving entity, or (ii) such transactions that do not involve an amount that, in the aggregate, exceeds Five Million Dollars ($5,000,000) during the term of this Agreement as long as, before and after giving effect to such transactions, Borrower will be in compliance with Sections 6.9, 6.10 and 6.11 herein.

          7.4 INDEBTEDNESS. Create, incur, assume or be or remain liable with respect to any Indebtedness, or permit any Subsidiary so to do, other than Permitted Indebtedness.

          7.5 ENCUMBRANCES. Create, incur, assume or suffer to exist any Lien with respect to any of its property, or assign or otherwise convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries so to do, except for Permitted Liens.

          7.6 DISTRIBUTIONS. Pay any dividends or make any other distribution or payment on account of or in redemption, retirement or purchase of any capital stock; PROVIDED, that Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor.

          7.7 INVESTMENTS. Directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries so to do, other than Permitted Investments.

          7.8 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a nonaffiliated Person and except for transactions with a Subsidiary that are upon fair and reasonable terms and transactions constituting Permitted Investments.

          7.9 INTELLECTUAL PROPERTY AGREEMENTS. Borrower shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Borrower's rights and interests in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except to the extent that such provisions are necessary in Borrower's exercise of its reasonable business judgement.

          7.10 SUBORDINATED DEBT. Make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt without Bank's prior written consent.

          7.11 INVENTORY. Store the Inventory with a bailee, warehouseman, or similar party unless Bank has received a pledge of the warehouse receipt covering such Inventory. Except for Inventory sold in the ordinary course of business and except for such other locations as Bank may approve in writing, Borrower shall keep the Inventory only at the location set forth in Section 10 hereof and such other locations of which Borrower gives Bank prior written notice and as to which Borrower signs and files a financing statement where needed to perfect Bank's security interest.

          7.12 COMPLIANCE. Become an "investment company" controlled by an "investment company," within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance or Loan for such purpose. Fail to (i) comply in all material respects with FDA's GMP regulations and registration requirements;
(ii) comply in all material respects with Federal Food, Drug and Cosmetics Act, the Occupational Safety and Health Act, the Environmental Protection Act, and the Toxic Substances Control Act; (iii) meet the minimum funding requirements of ERISA, permit a reportable event or prohibited transaction, as defined in ERISA, to occur; (iv) comply with the Federal Fair Labor Standards Act in all material respects; or (v) violate any law or regulation, in each case which violation could have a Material Adverse Effect.

     8.   EVENTS OF DEFAULT

          Any one or more of the following events shall constitute an Event of Default by Borrower under this Agreement:

          8.1 PAYMENT DEFAULT. If Borrower fails to pay the principal of, or any interest on, the Advance when due and payable; or fails to pay any portion of any other Obligations not constituting such principal or interest, including without limitation Bank Expenses, within thirty (30) days of receipt by Borrower of an invoice for such other Obligations;

          8.2 COVENANT DEFAULT. If Borrower fails to perform any obligation under Section 6.8, 6.9, 6.10 or 6.11 or violates any of the covenants contained in Article 7 of this Agreement, or fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after Borrower receives notice thereof or any officer of Borrower becomes aware thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advance will be required to be made during such cure period);

          8.3 MATERIAL ADVERSE CHANGE. If there occurs a material adverse change in Borrower's business or financial condition, or if there is a material impairment of the prospect of repayment of any portion of the Obligations or a material impairment of the value or priority of Bank's security interests in the Collateral;

          8.4 ATTACHMENT. If any material portion of Borrower's assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a lien or encumbrance upon any material portion of Borrower's assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower (provided that no Advance will be required to be made during such cure period);

          8.5 INSOLVENCY. If Borrower becomes insolvent, or if an Insolvency Proceeding is commenced by Borrower, or if an Insolvency Proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Advance will be made prior to the dismissal of such Insolvency Proceeding);

          8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in the exercise of a right by such third party or parties to accelerate the maturity of any Indebtedness in an amount in excess of Five Hundred Thousand Dollars ($500,000) or that could have a Material Adverse Effect;

          8.7 SUBORDINATED DEBT. If Borrower makes any payment on account of Subordinated Debt, except to the extent such payment is allowed under any subordination agreement entered into with Bank or approved by Bank in Bank's sole discretion;

          8.8 ADVERSE LEGAL ACTION/JUDGMENTS. If there occurs any adverse legal decision, determined in Bank's sole and independent discretion, that represents a potential judgment in an amount representing liability to the Borrower (whether contingent or otherwise) greater than Three Million Dollars ($3,000,000); or

          8.9 MISREPRESENTATIONS. If any material misrepresentation or material misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

          8.10 CHANGE OF CONTROL. If any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of Borrower ordinarily entitled to vote in the election of directors, empowering such "person" or "group" to elect a majority of the Board of Directors of Borrower.

     9.   BANK'S RIGHTS AND REMEDIES

          9.1 RIGHTS AND REMEDIES. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

               (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 all Obligations shall become immediately due and payable without any action by Bank);

               (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

               (c) Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

               (d) Without notice to or demand upon Borrower, make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Collateral. Borrower agrees to assemble the Collateral if Bank so requires, and to make the Collateral available to Bank as Bank may designate. Borrower authorizes Bank to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien which in Bank's determination appears to be prior or superior to its security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, for up to one hundred twenty (120) days in order to exercise any of Bank's rights or remedies provided herein, at law, in equity, or otherwise;

               (e) Without notice to Borrower set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or
(ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

               (f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Section 9.1, to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank's exercise of its rights under this Section 9.1, Borrower's rights under all licenses and all franchise agreements shall inure to Bank's benefit;

               (g) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate;

               (h)  Bank may credit bid and purchase at any public sale; and

               (i) Any deficiency that exists after disposition of the Collateral as provided above will be paid immediately by Borrower.

          9.2 POWER OF ATTORNEY. Effective only upon the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably appoints Bank (and any of Bank's designated officers, or employees) as Borrower's true and lawful attorney to: (a) send requests for verification of Accounts or notify account debtors of Bank's security interest in the Accounts; (b) endorse Borrower's name on any checks or other forms of payment or security that may come into Bank's possession; (c) sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (d) make, settle, and adjust all claims under and decisions with respect to Borrower's policies of insurance; and (e) settle and adjust disputes and claims respecting the accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable;
(f) to modify, in its sole discretion, any intellectual property security agreement entered into between Borrower and Bank without first obtaining Borrower's approval of or signature to such modification by amending Exhibit A, Exhibit B and Exhibit C, thereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents or Trademarks acquired by Borrower after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents or Trademarks in which Borrower no longer has or claims any right, title or interest; (g) to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of Borrower where permitted by law; and (h) to transfer the Collateral into the name of Bank or a third party to the extent permitted under the California Uniform Commercial Code provided Bank may exercise such power of attorney to sign the name of Borrower on any of the documents described in Section 4.2 regardless of whether an Event of Default has occurred. The appointment of Bank as Borrower's attorney in fact, and each and every one of Bank's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank's obligation to provide advances hereunder is terminated.

          9.3 ACCOUNTS COLLECTION. After the occurrence and during the continuance of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank's security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank's trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

          9.4 BANK EXPENSES. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following:
(a) make payment of the same or any part thereof; (b) set up such reserves under the Revolving Facility as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.6 of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement. Bank shall have a non-exclusive, royalty-free license to use the Intellectual Property Collateral to the extent reasonably necessary to permit Bank to exercise its rights and remedies upon the occurrence of an Event of Default.

          9.5  BANK'S LIABILITY FOR COLLATERAL.  So long as Bank complies with
Section 9207 of the Code, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. All risk of loss, damage or destruction of the Collateral shall be borne by Borrower.

          9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

          9.7 DEMAND; PROTEST. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Borrower may in any way be liable.

     10.  NOTICES

          Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

    If to Borrower:          Cygnus, Inc.
                             400 Penobscot Drive
                             Redwood City, CA  94063
                             Attn:  Mr. John C. Hodgman
                             FAX:  (650) 599-3972

    If to Bank:              Silicon Valley Bank
                             1731 Embarcadero Road, Suite 220
                             Palo Alto, CA  94303
                             Attn:  Ms. Debra Springer-Bowman
                             FAX:  (650) 812-0640

    The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

    11.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER

         This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Borrower and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Santa Clara, State of California. BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

    12.  GENERAL PROVISIONS

         12.1    SUCCESSORS AND ASSIGNS.

                 (a) This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; PROVIDED, HOWEVER, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Borrower to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's obligations, rights and benefits hereunder subject to the provisions of this
Section 12.1.

                 (b) Bank may sell, negotiate or grant participations to other financial institutions in all or part of the obligations of the Borrower outstanding under the Loan Documents, without notice to or the approval of Borrower; PROVIDED that any such sale, negotiation or participation shall be in compliance with the applicable federal and state securities laws and the other requirements of this Section 12.1. Notwithstanding the sale, negotiation or grant of participations, Bank shall remain solely responsible for the performance of its obligations under this Agreement, and Borrower shall continue to deal solely and directly with Bank in connection with this Agreement and the other Loan Documents.

                 (c) The grant of a participation interest shall be on such terms as Bank determines are appropriate, provided only that (1) the holder of such a participation interest shall not have any of the rights of Bank under this Agreement except, if the participation agreement so provides, rights to demand the payment of costs of the type described in Section 2.6, (ii) extend the term of this Agreement, (iii) decrease the rate of interest or the amount of any fee or any other amount payable to Bank under this Agreement, (iv) reduce the principal amount payable under this Agreement, or (v) extend the date fixed for the payment of principal or interest or any other amount payable under this Agreement.

                 (d) Bank may assign, from time to time, all or any portion of its pro rata share of the Committed Loan Amount to an Affiliate of the Bank or to the Federal Reserve Bank or, subject to the prior written approval of Borrower (which approval will not be unreasonably withheld), to any other financial institution; provided, that the parties to each such assignment shall execute and deliver to Borrower an assignment agreement in a form renewable acceptable to each. Upon such execution and delivery, from and after the effective date specified in such assignment agreement (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment agreement, have the rights and obligations of a Bank hereunder and (y) Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment agreement, relinquish its rights and be released from its obligations under this Agreement (other than pursuant to this Section 12.1(d)), and, in the case of an assignment agreement covering all or the remaining portion of Bank's rights and obligations under this Agreement, Bank shall cease to be a party hereto. In the event of an assignment hereunder, the parties agree to amend this Agreement to the extent necessary to reflect the mechanical changes which are necessary to document such assignment and which are standard for a multi-bank credit facility.

         12.2 INDEMNIFICATION. Borrower shall defend, indemnify and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

         12.3 TIME OF ESSENCE. Time is of the essence for the performance of all obligations set forth in this Agreement.

         12.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         12.5 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

         12.6 AMENDMENTS IN WRITING, INTEGRATION. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents except that any financing statements or other agreements or instruments, filed by Bank with respect to the Borrower shall remain in full force and effect.

         12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

         12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.2 shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run, provided that so long as the obligations set forth in the first sentence of this
Section 12.8 have been satisfied, and Bank has no commitment to make any Advance or to make any other loans to Borrower, Bank shall release all security interests granted hereunder and redeliver all Collateral held by it in accordance with applicable law.

         12.9 CONFIDENTIALITY. In handling any confidential information Bank shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this Agreement except that disclosure of such information may be made (i) to the subsidiaries or affiliates of Bank in connection with their present or prospective business relations with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, provided that they have entered into a comparable confidentiality agreement in favor of Borrower and have delivered a copy to Borrower, (iii) as required by law, regulations, rule or order, subpoena, judicial order or similar order, (iv) as may be required in connection with the examination, audit or similar investigation of Bank and (v) as Bank may determine in connection with the enforcement of any remedies hereunder. Confidential information hereunder shall not include information that either: (a) is in the public domain or in the knowledge or possession of Bank when disclosed to Bank, or becomes part of the public domain after disclosure to Bank through no fault of Bank; or (b) is disclosed to Bank by a third party, provided Bank does not have actual knowledge that such third party is prohibited from disclosing such information.

         12.10 EFFECT OF AMENDMENT AND RESTATEMENT. This Agreement is intended to and does completely amend and restate, without novation, the Original Loan Documents. All security interests granted under the Original Loan Documents are hereby confirmed and ratified and shall continue to secure all Obligations under this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  CYGNUS, INC.


                                  By:  /s/ Frank Raab
                                     ----------------------------------

                                  Title: Executive Director of Finance
                                        -------------------------------



                                  SILICON VALLEY BANK


                                  By: /s/ Deborah Bowman
                                     ----------------------------------

                                  Title: Vice President
                                        -------------------------------

                                      EXHIBIT A


    The Collateral shall consist of all right, title and interest of Borrower in and to the following:

    (a) All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

    (b) All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrower's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and Borrower's Books relating to any of the foregoing;

    (c) All contract rights and general intangibles now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

    (d) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrower arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrower, whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower's Books relating to any of the foregoing;

    (e) All documents, cash, deposit accounts, securities, financial assets, investment property, securities accounts, securities entitlements, letters of credit, certificates of deposit, instruments and chattel paper now owned or hereafter acquired and Borrower's Books relating to the foregoing;

    (f) All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

    (g) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

    Notwithstanding the foregoing, Bank's security interest in the Intellectual Property Collateral shall be perfected only to the extent necessary to perfect Bank's security interest in the proceeds of the Intellectual Property Collateral.

                                      EXHIBIT B

    LOAN PAYMENT/ADVANCE TELEPHONE REQUEST FORM

    DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., P.S.T.

TO:  CENTRAL CLIENT SERVICE DIVISION             DATE:
                                                      ----------------------

FAX#:  (408) 496-2426                            TIME:
                                                      ----------------------

--------------------------------------------------------------------------------
FROM:  CYGNUS, INC.
     ---------------------------------------------------------------------------
                                   CLIENT NAME (BORROWER)

REQUESTED BY:
             ------------------------------------------------------------------
                                   AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE:
                     ----------------------------------------------------------

PHONE NUMBER:
             ------------------------------------------------------------------

FROM ACCOUNT #                                        TO ACCOUNT #
               ----------------------------------                  ------------

REQUESTED TRANSACTION TYPE              REQUEST DOLLAR AMOUNT
--------------------------              ---------------------

PRINCIPAL INCREASE (FIRST TERM ADVANCE)      $
                                              ---------------------------------
PRINCIPAL INCREASE (SECOND TERM ADVANCE)     $
                                              ---------------------------------
PRINCIPAL PAYMENT (ONLY)                     $
                                              ---------------------------------
INTEREST PAYMENT (ONLY)                      $
                                              ---------------------------------
PRINCIPAL AND INTEREST (PAYMENT)             $
                                              ---------------------------------

OTHER INSTRUCTIONS:
                   ------------------------------------------------------------


-------------------------------------------------------------------------------

     All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete in all material respects as of the date of the telephone request for and Advance confirmed by this Borrowing Certificate; provided, however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

--------------------------------------------------------------------------------
-

--------------------------------------------------------------------------------
-

                                    BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


----------------------------------          -----------------------------------
          Authorized Requester                              Phone #


----------------------------------          -----------------------------------
          Received By (Bank)                                Phone #


                            -------------------------------------
                                  Authorized Signature (Bank)
--------------------------------------------------------------------------------
-

                                      EXHIBIT C
                                COMPLIANCE CERTIFICATE


TO:       SILICON VALLEY BANK


FROM:          CYGNUS, INC.


     The undersigned authorized officer of Cygnus, Inc. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in complete compliance for the period ending ____________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.


     PLEASE INDICATE COMPLIANCE STATUS BY CIRCLING YES/NO UNDER "COMPLIES" COLUMN.

     REPORTING COVENANT                           REQUIRED                                       COMPLIES
     ------------------                           --------                                       --------
     Financial statements(1)                      10-K 10-Q within 5 days                      Yes       No
     Annual (CPA Audited)                         FYE within 90 days                           Yes       No
     Liquidity/Cash Burn Report(2)                Monthly within 20 days                       Yes       No

(1) Monthly if Liquidity below $25,000,000
(2) Only required if Liquidity below $25,000,000.

     FINANCIAL COVENANT                           REQUIRED                      ACTUAL           COMPLIES
     ------------------                           --------                      ------           --------

     Maintain on a Quarterly Basis:
     Total Liabilities/Tangible Net Worth(3)      4                             _____:1.0      Yes       No
     Tangible Net Worth                           5                             $_______       Yes       No
     Liquidity/Debt Service Coverage              2x Obligations                _____:1.0      Yes       No
                                                  or 6 RML(6)

(3) see Section 6.9 for Total Liabilities exclusions
(4) (i) through 12/31/98, 2.00 to 1.00, (ii) as of 3/31/99 through 3/31/00,
    3.25 to 1.00, (iii) from and after 6/30/00, 2.00 to 1.00
(5) $18,000,000 through 12/31/98, $10,000,000 from 3/31/99 through 3/31/00,
    $15,000,000 from 6/30/00
(6) converts to Debt Service Coverage of 1.5:1.0 upon two consecutive quarters of compliance with Debt Service Coverage

                                                --------------------------------
                                                           BANK USE ONLY

COMMENTS REGARDING EXCEPTIONS:  See Attached.   Received by:
                                                            --------------------
                                                            AUTHORIZED SIGNER

Sincerely,                                      Date:
                                                     ---------------------------

--------------------------------------------    Verified:
SIGNATURE                                                -----------------------
                                                             AUTHORIZED SIGNER
--------------------------------------------
TITLE                                           Date:
                                                     ---------------------------
--------------------------------------------
DATE                                            Compliance Status:   Yes     No
                                                --------------------------------

                        DISBURSEMENT REQUEST AND AUTHORIZATION


Borrower:     Cygnus, Inc.                            Bank:  Silicon Valley Bank

--------------------------------------------------------------------------------

LOAN TYPE. This is a Variable/Fixed Rate, Term Loan Facility of a principal amount up to $10,000,000.

PRIMARY PURPOSE OF LOAN.  The primary purpose of this loan is for business.

SPECIFIC PURPOSE. The specific purpose of this loan is: Short Term Working Capital.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Bank's conditions for making the loan have been satisfied. Please disburse the loan proceeds as follows:


                                                                                              TERM LOAN
                                                                                              ---------
    Amount paid to Borrower directly:                                                         $
                                                                                                --------
    Undisbursed Funds                                                                         $
                                                                                                --------

    Principal                                                                                 $
                                                                                                --------

CHARGES PAID IN CASH.  Borrower has paid or will pay in cash as agreed the following charges:

    Prepaid Finance Charges Paid in Cash:

         SILICON VALLEY BANK LOAN FEE:                                                        $38,000 plus one-half of .75% of
                                                                                              Advances available under the Second
                                                                                              Term Loan Facility


    Other Charges Paid in Cash:                                                               $
                                                                                                --------
         $     100 UCC Search Fees
          --------
         $     100 UCC Filing Fees
          --------
         $     TBD Patent Filing Fees
          --------
         $     TBD Trademark Filing Fees
          --------
         $     TBD Copyright Filing Fees
          --------
         $     TBD Outside Counsel Fees and Expenses (Estimate)
          --------

    Total Charges Paid in Cash                                                                $
                                                                                                --------

AUTOMATIC PAYMENTS.  Borrower hereby authorizes Bank automatically to deduct
from Borrower's account numbered                the amount of any loan payment.
If the funds in the account are insufficient to cover any payment, Bank shall not be obligated to advance funds to cover the payment.

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION, BORROWER REPRESENTS AND WARRANTS TO BANK THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO ADVERSE CHANGE IN BORROWER'S FINANCIAL CONDITION AS DISCLOSED IN BORROWER'S MOST RECENT FINANCIAL STATEMENT TO BANK. THIS AUTHORIZATION IS DATED AS OF APRIL 30, 1998.

BORROWER:

-----------------------------

-----------------------------
Authorized Officer

--------------------------------------------------------------------------------

                        AGREEMENT TO PROVIDE INSURANCE

GRANTOR: Cygnus, Inc.                             BANK:     Silicon Valley Bank

--------------------------------------------------------------------------------

    INSURANCE REQUIREMENTS. Cygnus, Inc. ("Grantor") understands that insurance coverage is required in connection with the extending of a loan or the providing of other financial accommodations to Grantor by Bank. These requirements are set forth in the Loan Documents. The following minimum insurance coverages must be provided on the following described collateral (the "Collateral"):

         Collateral:    All Inventory, Equipment and Fixtures.
         Type:          All risks, including fire, theft and liability.
         Amount:        Full insurable value.
         Basis:         Replacement value.
         Endorsements:  Loss payable clause to Bank with stipulation that coverage will not be cancelled or diminished without a minimum of twenty (20) days' prior written notice to Bank.

    INSURANCE COMPANY. Grantor may obtain insurance from any insurance company Grantor may choose that is reasonably acceptable to Bank. Grantor understands that credit may not be denied solely because insurance was not purchased through Bank.

    FAILURE TO PROVIDE INSURANCE. Grantor agrees to deliver to Bank, on or before closing, evidence of the required insurance as provided above, with an effective date of April 30, 1998, or earlier. Grantor acknowledges and agrees that if Grantor fails to provide any required insurance or fails to continue such insurance in force, Bank may do so at Grantor's expense as provided in the Amended and Restated Loan and Security Agreement. The cost of such insurance, at the option of Bank, shall be payable on demand or shall be added to the indebtedness as provided in the security document. GRANTOR ACKNOWLEDGES THAT IF BANK SO PURCHASES ANY SUCH INSURANCE, THE INSURANCE WILL PROVIDE LIMITED PROTECTION AGAINST PHYSICAL DAMAGE TO THE COLLATERAL, UP TO THE BALANCE OF THE LOAN; HOWEVER, GRANTOR'S EQUITY IN THE COLLATERAL MAY NOT BE INSURED. IN ADDITION, THE INSURANCE MAY NOT PROVIDE ANY PUBLIC LIABILITY OR PROPERTY DAMAGE INDEMNIFICATION AND MAY NOT MEET THE REQUIREMENTS OF ANY FINANCIAL RESPONSIBILITY LAWS.

    AUTHORIZATION. For purposes of insurance coverage on the Collateral, Grantor authorizes Bank to provide to any person (including any insurance agent or company) all information Bank deems appropriate, whether regarding the Collateral, the loan or other financial accommodations, or both.

    GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT TO PROVIDE INSURANCE AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED APRIL 30, 1998.

GRANTOR:

CYGNUS, INC.

x
  Authorized Officer

                                  FOR BANK USE ONLY
                                INSURANCE VERIFICATION

DATE:                                                           PHONE:
AGENT'S NAME:
INSURANCE COMPANY:
POLICY NUMBER:
EFFECTIVE DATES:
COMMENTS:

                           CORPORATE RESOLUTIONS TO BORROW

--------------------------------------------------------------------------------

BORROWER:          Cygnus, Inc.

--------------------------------------------------------------------------------

    I, the undersigned Secretary or Assistant Secretary of Cygnus, Inc. (the "Corporation"), HEREBY CERTIFY that the Corporation is organized and existing under and by virtue of the laws of the State of Delaware.

    I FURTHER CERTIFY that attached hereto as Attachments 1 and 2 are true and complete copies of the Certificate of Incorporation and Bylaws of the Corporation, each of which is in full force and effect on the date hereof.

    I FURTHER CERTIFY that at a meeting of the Directors of the Corporation, duly called and held, at which a quorum was present and voting (or by other duly authorized corporate action in lieu of a meeting), the following resolutions were adopted.

    BE IT RESOLVED, that ANY ONE (1) of the following named officers, employees, or agents of this Corporation, whose actual signatures are shown below:

    NAMES                    POSITIONS                ACTUAL SIGNATURES
    -------------------------------------------------------------------

--------------------         --------------------     -----------------------

--------------------         --------------------     -----------------------

--------------------         --------------------     -----------------------

--------------------         --------------------     -----------------------

--------------------         --------------------     -----------------------


acting for an on behalf of this Corporation and as its act and deed be, and they hereby are, authorized and empowered:

    BORROW MONEY. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers, employees, or agents and Bank, such sum or sums of money as in their judgment should be borrowed, without limitation, including such sums as are specified in that certain Amended and Restated Loan and Security Agreement dated as of April 30, 1998 (the "Loan Agreement").

    EXECUTE NOTES. To execute and deliver to Bank the promissory note or notes of the Corporation, on Lender's forms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of the Corporation to Bank, and also to execute and deliver to Lender one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the notes, or any portion of the notes.

    GRANT SECURITY. To grant a security interest to Bank in the Collateral described in the Loan Agreement, which security interest shall secure all of the Corporation's Obligations, as described in the Loan Agreement.

    NEGOTIATE ITEMS. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to the Corporation or in which the Corporation may have an interest, and either to receive cash for the same or to cause such proceeds to be credited to the account of the Corporation with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

    FURTHER ACTS. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

    BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of the Corporation's agreements or commitments in effect at the time notice is given.

    I FURTHER CERTIFY that the officers, employees, and agents named above are duly elected, appointed, or employed by or for the Corporation, as the case may be, and occupy the positions set forth opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that the Resolutions are in full force and effect and have not been modified or revoked in any manner whatsoever.

    IN WITNESS WHEREOF, I have hereunto set my hand on April 30, 1998, and attest that the signatures set opposite the names listed above are their genuine signatures.


                                            CERTIFIED TO AND ATTESTED BY:


                                            X

                                            -----------------------------------


--------------------------------------------------------------------------------
Attachments:

1.  Certificate of Incorporation
2.  By-Laws

                                          2